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                                                                    Exhibit 99.4


                          JOINT CONSENT OF DIRECTOR NOMINEES
                                          OF
                                      USI, INC.



     Each of the undersigned hereby consents (i) to the reference to his name in the Registration Statement on Form S-4 (the "Registration Statement") and related Joint Proxy Statement/Prospectus of USI, Inc. ("New USI"), and any amendments thereto, as a person expected to serve as a director of New USI following the consummation of the Transaction (as defined in the Registration Statement) and (ii) to serve as a director of New USI if elected.


 /s/ Brian C. Beazer                            /s/ William E. Butler
-----------------------------                 ------------------------------
Brian C. Beazer                               William E. Butler


 /s/ John J. McAtee, Jr.                        /s/ Sir Harry Solomon
-----------------------------                 ------------------------------
John J. McAtee, Jr.                           Sir Harry Solomon


 /s/ The Hon. Charles H. Price II               /s/ Mark Vorder Bruegge
---------------------------------             ------------------------------
The Hon. Charles H. Price II                  Mark Vorder Bruegge


 /s/ Frank R. Reilly                            /s/ Robert R. Womack
------------------------------                ------------------------------
Frank R. Reilly                               Robert R. Womack


 /s/ Royall Victor III
------------------------------
Royall Victor III


Dated:  April 10, 1998